ADVISORY AGREEMENT

BY AND AMONG

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.,

AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P.,

AND

AMERICAN REALTY CAPITAL GLOBAL ADVISORS, LLC

Dated as of August 14, 2012

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”) dated as of August 14, 2012, and effective as of the Effective Date (as defined below) is entered into among American Realty Capital Global Trust, Inc., a Maryland corporation (the “Company”), American Realty Capital Global Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), American Realty Capital Global Advisors, LLC, a Delaware limited liability company, and each Local Entity set forth in Appendix A hereto, as such Appendix may be amended from time to time.

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to qualify as a REIT;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(a).

“Advisor” means American Realty Capital Global Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company and the Operating Partnership, or any Person to which American Realty Capital Global Advisors, LLC or any successor advisor subcontracts substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by American Realty Capital Global Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all the functions of American Realty Capital Global Advisors, LLC with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Annual Subordinated Performance Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(f).

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended from time to time.

“Asset Management Fee” means the fees payable to the Advisor pursuant to Section 10(d).

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period. For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day on which the New York Stock Exchange is open for trading.

“By-laws” means the by-laws of the Company, as amended and as the same are in effect from time to time.

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“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of an asset which is reasonable, customary and competitive in light of the size, type and location of the asset.

“Contract Purchase Price” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment.

“Dealer Manager” means Realty Capital Securities, LLC, or such other Person selected by the Board of Directors to act as the dealer manager for the Offering.

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“Dealer Manager Fee” means three percent (3.0%) of Gross Proceeds from the sale of Shares in a Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Primary Offering.

“Director” means a member of the Board of Directors.

“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

“Excess Amount” has the meaning set forth in Section 13.

“Expense Year” has the meaning set forth in Section 13.

“Financing Coordination Fee” means the fees payable to the Advisor pursuant to Section 10(e).

“Foreign Investment Strategy” means the Company’s investment strategy consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board, pursuant to which (i) up to 40% of the Company’s investments may be located in Europe and (ii) up to 10% of the Company’s investments may be located elsewhere internationally.

“Foreign Investment” shall mean any transaction in accordance with the Foreign Investment Strategy.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds from the sale of Shares, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Included Assets” has the meaning set forth in Section 19(b)(ii).

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“Indemnitee” has the meaning set forth in Section 21.

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Independent Valuation Advisor” means a firm that is (i) engaged in the business of conducting appraisals on real estate properties, (ii) not an affiliate of the Advisor and (iii) engaged by the Company with the Board’s approval to apprise the Real Properties and other Investments pursuant to the Valuation Guidelines.

“Investments” means any investments by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset.

“Joinder” means the form of Joinder to this Agreement, attached hereto as Exhibit A.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, member or partner, which are established to own Investments.

“Listing” means (i) the listing of the Shares on a national securities exchange, or (ii) the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for Shares in a merger or any other type of transaction.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“Local Entity” means a wholly owned subsidiary of the Operating Partnership or Joint Venture controlled by the Operating Partnership created in respect a Foreign Investment and listed on Appendix A to the Advisory Agreement, as such Appendix shall be updated from time to time by the Advisor upon the formation of a Local Entity in connection with a Foreign Investment to reflect accurately the inclusion of such Local Entity. Such updates to Appendix A shall not require the consent or approval of the other parties hereto.

“Management Agreement” means the Property Management and Leasing Agreement, dated as of             , 2012, among the Company, the Operating Partnership and American Realty Capital Global Properties, LLC, as the same may be amended from time to time.

“NAREIT FFO” means funds from operations, or FFO, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as revised in February 2004 and as modified by NAREIT from time to time.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

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“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

“Notice” has the meaning set forth in Section 23.

“Offering” means the public offering of Shares pursuant to a Prospectus.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, among the Company, the Operating Partnership and American Realty Capital Trust Global Special Limited Partnership, LLC, as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with an Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in an Offering, reimbursement of the Advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of the registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of the Company’s Affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to soliciting broker-dealers for technology costs associated with an Offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of the Shares and the ownership of Shares by such broker-dealer’s customers.

“Other Liquidity Event” means a liquidation or the sale of all or substantially all the Investments (regardless of the form in which such sale shall occur). For clarification purposes, a transaction of the type described in clause (ii) of the definition of Listing shall not be an Other Liquidity Event.

“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or any government or any agency or political subdivision of a government.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

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“Property Manager” means (i) with respect to any Investment that is not a Foreign Investment, American Realty Capital Global Properties, LLC, and (ii) with respect to any Foreign Investment, an entity that has been retained to perform and carry out at one or more of the Properties property-management services, excluding Persons retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture.

“Real Estate Commission” means the fees payable to the Advisor pursuant to Section 10(c).

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture.

“Real Property” means real property owned from time to time by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only, or (iv) such investments the Board or the Advisor designate as Real Property to the extent such investments could be classified as Real Property.

“Registration Statement” means the Company’s registration statement on Form S-11 (File No. 333-177563) and the prospectus contained therein.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Sale” or “Sales” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets, Loan or other Investment or portion thereof, including the lease of any Real Estate Assets consisting of a building only, and including any event with respect to any Real Estate Assets that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all the direct or indirect interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer, member or partner sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets or portion thereof, including any event with respect to any Real Estate Assets which gives rise to insurance claims or condemnation awards; or (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

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“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means seven percent (7.0%) of Gross Proceeds from the sale of Shares in a Primary Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Retail Shares sold by them.

“Service Provider” means, with respect to a Foreign Investment, an entity or entities selected by the Advisor pursuant to a service provider agreement, in which the entity shall perform certain duties of the Advisor as set forth in this Agreement, including acquisition and management responsibilities, seeking and procuring financing for the Company’s properties, selecting and negotiating investments, including property purchases and leasebacks, and providing asset management services. The Advisor shall assign a percentage of the fees payable under this Agreement to such entities pursuant to such service provider agreement. Notwithstanding delegation of responsibilities to a Service Provider, the Advisor shall retain ultimate responsibility for the performance of all the matters entrusted to it pursuant to this Agreement.

“Shares” means theshares of the Company’s common stock, par value $0.01 per share..

“Soliciting Dealers” means broker-dealers who are members of the Financial Industry Regulatory Authority Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means AR Capital Global Holdings, LLC, a Delaware limited liability company.

“Stockholders” means the registered holders of the Shares.

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” of a Person means the aggregate of all costs and expenses paid or incurred by such Person, but excluding Organization and Offering Expenses, interest payments, taxes, non-cash expenditures, any Acquisitions Fees,Acquisition Expenses or Financing Coordination Fees. The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

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“Valuation Guidelines” means the valuation guidelines adopted by the Board, as may be amended from time to time.

“2%/25% Guidelines” has the meaning set forth in Section 13.

2.             APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.1           DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, By-laws and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate or third party, including any Service Provider, perform the following duties:

(a)          serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b)          provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

(c)          investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)          consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

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(e)          subject to the provisions of Section 4, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) with respect to foreign investments, select a Service Provider to seek and procure financing for the Company’s properties, select and negotiate investments, including property purchases and leasebacks, and provide asset management services to oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source and structure Real Estate Related Loans;

(f)          upon request, provide the Board with periodic reports regarding prospective investments;

(g)          make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)          negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain Loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

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(i)          obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

(j)          from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)          provide the Company and the Operating Partnership with all necessary cash management services;

(l)          deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m)          notify the Board of all proposed material transactions before they are completed;

(n)          effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(o)          perform investor-relations and Stockholder communications functions for the Company;

(p)          render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(q)          maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(r)          do all things reasonably necessary to assure its ability to render the services described in this Agreement;

(s)          at the end of each quarter, calculate the NAV as provided in the Registration Statement, and in connection therewith, obtain appraisals performed by the Independent Valuation Advisors; and

(t)          supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement.

3.2          ORGANIZATIONAL AND OFFERING SERVICES. The Advisor shall perform all services related to the organization of the Company or any Offering or private sale of the Company’s securities, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with the SEC or any state.

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3.3           ACQUISITION SERVICES. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(a)          Serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(b)          Subject to Article 4 hereof and the investment objectives and policies of the Company and the Operating Partnership: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which Investments will be made; (c) acquire, originate and dispose of Investments on behalf of the Company or the Operating Partnership (including through Joint Ventures); (d) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Investments; (e) select Joint Venture partners and structure corresponding agreements; and (f) enter into leases, service contracts and other agreements for Investments;

(c)          Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(d)          Prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;

(e)          Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of the Properties;

(f)          Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s investments; and

(g)          Negotiate and execute approved investments and other transactions, including acquisitions of Investments.

3.4           ASSET MANAGEMENT SERVICES. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(a)          Real Estate and Related Services:

(i)          Investigate, select and, on behalf of the Company, engage and conduct business with (including enter contracts with) and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, security investment advisors, mortgagors, the registrar and the transfer agent, construction companies, the Property Manager(s) and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

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(ii)         Negotiate and service the Company’s debt facilities and other financings and negotiate on behalf of the Company with banks or other lenders for debt facilities to be made to the Company or with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain debt facilities for the Company, but in no event in such a manner so that the Advisor shall be acting as a broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(iii)        Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

(iv)        Monitor and evaluate the performance of each asset of the Company and the Company’s overall portfolio of assets, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(v)         Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, investment, improvement, financing and refinancing, marketing, leasing and disposition of Investments on an overall portfolio basis;

(vi)        Consult with the Company’s officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(vii)       Oversee the performance by the Property Manager(s) of its duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance;

(viii)      Conduct periodic on-site property visits to some or all (as the Advisor or its designee deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Property Manager(s);

(ix)         Review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and aggregate these property budgets into the Company’s overall budget;

(x)          Coordinate and manage relationships between the Company and any co-venturers or partners; and

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(xi)         Consult with the Company’s officers and the Board and provide assistance with the evaluation and approval of potential asset dispositions, sales and refinancings.

(b)          Accounting and Other Administrative Services:

(i)          Provide the day-to-day management of the Company and perform or supervise, as appropriate, the various administrative functions reasonably necessary for the management of the Company;

(ii)         From time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement;

(iii)        Make reports to the Company each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly, in each case to the extent such investments constitute a conflict of interest or a potential conflict of interest with the investment policies and objectives of the Company;

(iv)        Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(v)         Provide financial and operational planning services;

(vi)        Maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency;

(vii)       Maintain and preserve all appropriate books and records of the Company;

(viii)      Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;

(ix)         Provide the Company with all necessary cash management services;

(x)          Deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with Investments;

(xi)         Manage and coordinate with the transfer agent the monthly dividend process and payments to Stockholders;

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(xii)        Consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xiii)       Consult with the Company’s officers and the Board and assist the Board in evaluating various liquidity events when appropriate;

(xiv)      Provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including compliance with the Sarbanes-Oxley Act of 2002;

(xv)       Consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(xvi)      Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002;

(xvii)     Notify the Board of all proposed material transactions before they are completed; and

(xviii)    Do all things necessary to assure its ability to render the services described in this Agreement.

3.5          STOCKHOLDER SERVICES. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(a)          Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

(b)          Oversee the performance of the transfer agent and registrar;

(c)          Establish technology infrastructure to assist in providing Stockholder support and service; and

(d)          Consistent with Section 3.1, perform the various subscription processing services reasonably necessary for the admission of new Stockholders.

3.6          OTHER SERVICES. Except as provided in Article 9, the Advisor shall perform any other services reasonably requested by the Company.

4.1          AUTHORITY OF ADVISOR. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company or a third party as it may deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Articles of Incorporation.

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4.2           POWERS OF THE ADVISOR. Subject to the express limitations set forth in this Agreement, to the continuing and exclusive authority of the Board over the supervision of the Company, and to the right of the Advisor to delegate its responsibilities pursuant to Section 4.1, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

4.3           APPROVAL BY THE BOARD. Notwithstanding anything herein to the contrary, all Investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be. If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

4.4           MODIFICATION OR REVOCATION OF AUTHORITY OF ADVISOR. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.          FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, stands in a fiduciary relationship with the Stockholders and the partners in the Operating Partnership.

6.          NO PARTNERSHIP OR JOINT VENTURE. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.          BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

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8.          RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

9.          LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or By-laws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.         FEES.

(a)          Acquisition Fees. The Company (and with respect to a Foreign Investment, the applicable Local Entity) shall pay an Acquisition Fee to the Advisor or its assignees as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments. If the Advisor is terminated without cause pursuant to Section 17(a), the Advisor or its assignees shall be entitled to an Acquisition Fee for any Investments acquired after the Termination Date for which a contract to acquire any such Investment had been entered into at or prior to the Termination Date. The total Acquisition Fee payable to the Advisor or its assignees shall equal one percent (1.0%) of the purchase price of Real Estate Assets and one percent (1.0%) of the amount advanced for Real Estate Related Loans or other Investments (other than Real Estate Assets), along with reimbursement of Acquisition Expenses. The purchase price of the Real Estate Assets shall equal the amount paid or allocated to the purchase, development or improvement of the Real Estate Assets inclusive of expenses related thereto and the amount of debt associated with such Investment. The purchase price allocable for an Investment held through a Joint Venture shall equal the product of (i) the purchase price of, or the amount advanced for, the Investment, as applicable, and (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this section, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such equity interests. The Company shall pay to the Advisor or its assignees the Acquisition Fee promptly upon the closing of the Investment. In addition, if during the period ending two years after the close of the initial Offering, the Company sells an Investment and then reinvests in other Investments, the Company will pay to American Realty Capital Global Advisors, LLC one percent (1.0%) of the purchase price of Real Estate Assets and one percent (1.0%) of the amount advanced for Real Estate Related Loans or other Investments (other than Real Estate Assets), along with reimbursement of Acquisition Expenses.

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(b)          Limitation on Total Acquisition Fees, Financing Coordination Fees and Acquisition Expenses. The total of all Acquisition Fees, Financing Coordination Feesand Acquisition Expenses payable in connection with any Investment or any reinvestment shall not exceed four and one-half percent (4.5%) of the Contract Purchase Price of the Investment acquired or four and one-half percent (4.5%) of the amount advanced for an Investment; provided, however, that once all the proceeds from the initial Offering have been fully invested, the total of all Acquisition Fees and Financing Coordination Fees shall not exceed one and one-half percent (1.5%) of the Contract Purchase Price of all the Investments acquired.

(c)          Real Estate Commission. In connection with a Sale of a Real Estate Asset in which the Advisor or any Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor or its assignees a Real Estate Commission up to the lesser of (i) two percent (2.0%) of the Contract Sales Price of such Real Estate Asset or (ii) one-half of the total brokerage commission paid if a brokerage commission or other disposition fee is paid to a non-Affiliate broker in addition to the Real Estate Commission paid to the Advisor or its assignees; provided, however, that in no event may the Real Estate Commission paid to the Advisor, its Affiliates and non-Affiliates exceed the lesser of six percent (6.0%) of the Contract Sales Price and a Competitive Real Estate Commission.

(d)          Asset Management Fee. The Company (and with respect to a Foreign Investment, the applicable Local Entity)

(i)          Until the Company acquires at least $1.2 billion in total portfolio assets, the Company shall pay the Advisor or its assignees an Asset Management Fee equal to 0.75% of the cost of the Company’s assets (including the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excluding acquisition fees); provided, however, that the Asset Management Fee shall be reduced by any amounts payable to American Realty Capital Global Properties, LLC, as an oversight fee, such that the aggregate of the Asset Management Fee and such oversight fee does not exceed 0.75% per annum of the cost of the Company’s assets. Such Asset Management Fee will be payable on the first Business Day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. The Asset Management Fee shall be payable, at the discretion of the Board, in cash, common stock or restricted stock grants, or any combination thereof. The amount of the Asset Management Fee will be reduced to the extent that funds from operations (“FFO”) as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date such Asset Management Fee is payable, is less than the dividends paid with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments).

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(ii)         After the first quarter following the Company’s acquisition of at least $1.2 billion in total portfolio assets, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets based on the lower of 0.75% of the costs of assets and 0.75% of the quarterly NAV. Such Asset Management Fee will be payable monthly, based on assets held by the Company during the measurement date, adjusted for appropriate closing dates for individual property acquisitions. The amount of the Asset Management Fee will be reduced to the extent FFO as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date such Asset Management Fee is payable, is less than the dividends paid with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments).

(e)          Financing Coordination Fee. The Company shall pay a Financing Coordination Fee to the Advisor or its assignees in connection with the financing of any Investment, assumption of any Loans with respect to any Investment or refinancing of any Loan in an amount equal to three-quarters of one percent (0.75%) of the amount made available and/or outstanding under any such Loan, including any assumed Loan. The Advisor may reallow some of or all this Financing Coordination Fee to reimburse third parties with whom it may subcontract to procure any such Loan.

(f)          Annual Subordinated Performance Fee. The Company (and with respect to a Foreign Investment, the applicable Local Entity) may pay an Annual Subordinated Performance Fee to the Advisor calculated on the basis of the total return to Stockholders, payable monthly in arrears in any year in which the Company’s total return on Stockholders’ capital contributions exceeds six percent (6%) per annum. In such year, the Advisor will be paid fifteen percent (15%) of the excess total return, not to exceed ten percent (10%) of the aggregate total return for such year. This fee will only be payable upon the sale of assets or other event which results in the Company’s total return on Stockholders’ Capital contributions exceeding six percent (6%) per annum.

(g)          Payment of Fees. In connection with the Acquisition Fee, Real Estate Commission and Annual Subordinated Performance Fee and Financing Coordination Fee, the Company (and with respect to a Foreign Investment, the applicable Local Entity) shall pay such fees to the Advisor or its assignees in cash or in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. The Asset Management Fee shall be payable, at the discretion of the Board of Directors, in cash, Shares or grants of restricted Shares, or any combination thereof. For the purposes of the payment of any fees in Shares, prior to the end of the escrow period and the acquisition of the Company’s first Real Estate Asset, each Share shall be valued at the per share offering price of our Shares in the initial Offering minus the maximum Selling Commissions and Dealer Manager Fee allowed in the initial Offering. Following the escrow period and the acquisition of the Company’s first Real Estate Asset, each Share shall be valued using NAV; provided, however, that in the case of Asset Management Fees payable in grants of restricted shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.

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(h)          Exclusion of Certain Transactions.

(i)          If the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

(ii)         If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Operating Partnership shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with the internalization transaction.

11.         EXPENSES.

(a)          In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, the following:

(i)          Organization and Offering Expenses, including third-party due diligence fees related to the Primary Offering, as set forth in detailed and itemized invoices; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed one and one-half percent (1.5%) of the Gross Proceeds raised in all Primary Offerings;

(ii)         Acquisition Expenses incurred in connection with the selection and acquisition of Investments, subject to the aggregate four and one-half percent (4.5%) cap on Acquisition Fees and Acquisition Expenses set forth in Section 10(b);

(iii)        the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)        interest and other costs for Loans, including discounts, points and other similar fees;

(v)         taxes and assessments on income of the Company or Investments;

(vi)        costs associated with insurance required in connection with the business of the Company or by the Board;

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(vii)       expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)      all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)         expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(x)          expenses connected with payments of Distributions;

(xi)         expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, By-laws or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xii)        expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)       administrative service expenses, including all costs and expenses incurred by Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)      audit, accounting and legal fees.

(b)          Commencing upon the earlier to occur of (i) the fifth fiscal quarter after the Company makes its first Investment or (ii) six (6) months after the commencement of the initial Offering, expenses incurred by the Advisor on behalf of the Company and the Operating Partnership or in connection with the services provided by the Advisor hereunder and payable pursuant to this Section 11 shall be reimbursed, no less than monthly, to the Advisor.

12.         OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

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13.         REIMBURSEMENT TO THE ADVISOR. The Company (and with respect to a Foreign Investment, the applicable Local Entity) shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor for the four (4) consecutive fiscal quarters then ended (the “Expense Year” ) exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14.         OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or similar co-investment arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

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15.         THE AMERICAN REALTY CAPITAL NAME. The Advisor and its Affiliates have or may have a proprietary interest in the names “American Realty Capital,” “ARC” and “AR Capital.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “American Realty Capital,” “ARC” and “AR Capital,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the names” American Realty Capital,” “ARC” and “AR Capital” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “American Realty Capital,” “ARC” and “AR Capital,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital,” “ARC” and “AR Capital” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “American Realty Capital,” “ARC” and “AR Capital” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the words “American Realty Capital,” “ARC” and “AR Capital.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “American Realty Capital,” “ARC” and “AR Capital” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “American Realty Capital,” “ARC” and “AR Capital” licensed hereunder or the use thereof (including without limitation as to whether the use of the names “American Realty Capital,” “ARC” and “AR Capital” will be free from infringement of the intellectual property rights of third parties. Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “American Realty Capital,” “ARC” and “AR Capital.”

16.         TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date. Thereafter, the term may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

17.         TERMINATION BY THE PARTIES. This Agreement may be terminated upon sixty (60) days’ written notice (a) by the Independent Directors of the Company or the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control. The provisions of Sections 19 through 31 of this Agreement shall survive termination of this Agreement.

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18.         ASSIGNMENT.

(a)          Assignment of Agreement. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

(b)          Assignment of Payments. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board, and the Company shall honor and pay directly the assignee of such assignment.

19.         PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)          Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest, subject to the 2%/25% Guidelines to the extent applicable.

(b)          Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)          pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)        cooperate with the Company and the Operating Partnership to provide an orderly management transition.

20.         INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. To the extent that the Articles of Incorporation or the Operating Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

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21.         INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

(a)          The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all the following conditions are met:

(i)          the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)         the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)        such liability or loss was not the result of negligence or willful misconduct by the Indemnitee; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)          Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)        a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

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(c)          In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)          the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)         the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(iii)        the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

22.         INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

23.         NOTICES. Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation, the By-laws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:

American Realty Capital Global Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention:      Edward M. Weil, Jr.

with a copy to:

Peter M. Fass, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036

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To the Operating Partnership:

American Realty Capital Global Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention:      Edward M. Weil, Jr.

with a copy to:

Peter M. Fass, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036

To the Advisor:

American Realty Capital Global Advisors, LLC
405 Park Avenue
New York, New York 10022
Attention:      Edward M. Weil, Jr.

with a copy to:

Peter M. Fass, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 23.

24.         MODIFICATION. This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

25.         SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26.         GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.         ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

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28.         NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

29.         PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

30.         HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

31.         EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

32.         JOINDER. Upon the formation of any Local Entity, the Operating Partnership shall cause such Local Entity to, as promptly as practicable, execute the Joinder in the form attached hereto as Exhibit A.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

American Realty Capital Global Trust, Inc.

By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch, Chairman and
Chief Executive Officer

American Realty Capital Global Operating Partnership, L.P.

American Realty Capital Global Trust, Inc., its General Partner

By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch, Chairman
and Chief Executive Officer

American Realty Capital Global Advisors, LLC

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
President

ARC GNAV – Advisory Agreement

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Appendix A

List of Local Entities

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Exhibit A

[Form of Joinder Agreement]

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